                                                               EXHIBIT 99(b)

                 SECOND AMENDMENT TO INDEMNIFICATION AGREEMENT
                 ---------------------------------------------

                 THIS SECOND AMENDMENT is made and entered into on this _____ day of __________, 1994 at Cleveland, Ohio, by and between PIONEER-STANDARD ELECTRONICS, INC., an Ohio corporation ("Corporation"), and _______________ ("Officer").

                                WITNESSETH THAT:

                 WHEREAS, Officer is an executive officer of Corporation and in such capacity is performing a valuable service for Corporation and its shareholders; and

                 WHEREAS, Corporation and Officer entered into a certain Indemnification Agreement, dated as of _________ __, 199_, as amended on July 24, 1990 (the "Indemnification Agreement"); and

                 WHEREAS, it is the desire of Corporation and Officer to amend the Indemnification Agreement in accordance with the terms hereof (the "Second Amendment"); and

                 WHEREAS, on January 25, 1994, the Board of Directors of Corporation approved in good faith the Second Amendment in accordance with the requirements of paragraph 14(c) of the Indemnification Agreement; and

                 WHEREAS, since the Board of Directors of Corporation approved in good faith the Second Amendment, paragraph 14(c) of the Indemnification Agreement sets forth that the Second Amendment need not be submitted to the shareholders for subsequent approval or ratification; and

                 WHEREAS, paragraph 14(c) of the Indemnification Agreement also requires that any Amendment to the Indemnification Agreement be in writing and properly executed;

                 NOW, THEREFORE, in consideration of the premises and the mutual understandings of the parties, IT IS AGREED, as follows:

         1. Section 1 of the Indemnification Agreement shall be deleted in its entirety and replaced as follows:

                          1. INDEMNITY OF OFFICER. Corporation hereby agrees to indemnify and hold harmless Officer from loss or liability, including any and all fees and expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by Officer or his or her spouse in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (including specifically an action by or in the right of the Corporation) to which Officer is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that Officer is, was or at any time becomes a director, officer, employee or agent of Corporation, or is or was serving or at any time serves at the request of Corporation as a director, officer, employee, trustee, or agent of another corporation, partnership, joint venture, trust or other enterprise, to the maximum extent now authorized or permitted by the provisions of the Regulations and

                 Ohio Statute, or by any subsequent amendment(s) thereto or other Regulations or statutory provisions authorizing or permitting such indemnification which are adopted after the date hereof by the shareholders of the Corporation or the State of Ohio, respectively. It is the intent of this Agreement that the Officer shall be fully and completely indemnified by either the Corporation or the D&O Insurance (or a combination thereof) to the absolute maximum permitted by law and except to the extent absolutely prohibited by law on the grounds of illegality as finally determined by a court of competent jurisdiction after all presumptions are made in favor of the Officer and from which no appeal is or can be taken by Officer.

         2. Section 3 of the Indemnification Agreement shall be deleted in its entirety and replaced as follows:

                          3. ADDITIONAL INDEMNITY. "Loss to or liability of Officer" as used in this Agreement shall include any and all fees and expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by Officer or his or her spouse in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (including specifically an action by or in the right of the Corporation) to which Officer is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that Officer is, was or at any time becomes a director, officer, employee or agent of Corporation, or is or was serving or at any time serves at the request of Corporation as a director, officer, employee, trustee, or agent of another corporation, partnership, joint venture, trust or other enterprise.

         3. EFFECTIVE DATE. The effective date of this Second Amendment shall be ______________ __, 1994.

                 IN WITNESS WHEREOF, the parties have executed this Second Amendment to the Indemnification Agreement on the date and at the place first above written.


ATTEST:                                    PIONEER-STANDARD ELECTRONICS, INC.

_______________________________            By:_____________________________


ATTEST:

________________________________              _____________________________

431/15154FUB.418

                                                               EXHIBIT 99(b)

                 SECOND AMENDMENT TO INDEMNIFICATION AGREEMENT
                 ---------------------------------------------

                 THIS SECOND AMENDMENT is made and entered into on this _____ day of __________, 1994 at Cleveland, Ohio, by and between PIONEER-STANDARD ELECTRONICS, INC., an Ohio corporation ("Corporation"), and _______________ ("Director").

                                WITNESSETH THAT:

                 WHEREAS, Director is a member of the Board of Directors of Corporation and in such capacity is performing a valuable service for Corporation and its shareholders; and

                 WHEREAS, Corporation and Director entered into a certain Indemnification Agreement, dated as of _________ __, 199_, as amended on July 24, 1990 (the "Indemnification Agreement"); and

                 WHEREAS, it is the desire of Corporation and Director to amend the Indemnification Agreement in accordance with the terms hereof (the "Second Amendment"); and

                 WHEREAS, on January 25, 1994, the Board of Directors of Corporation approved in good faith the Second Amendment in accordance with the requirements of paragraph 14(c) of the Indemnification Agreement; and

                 WHEREAS, since the Board of Directors of Corporation approved in good faith the Second Amendment, paragraph 14(c) of the Indemnification Agreement sets forth that the Second Amendment need not be submitted to the shareholders for subsequent approval or ratification; and

                 WHEREAS, paragraph 14(c) of the Indemnification Agreement also requires that any Amendment to the Indemnification Agreement be in writing and properly executed;

                 NOW, THEREFORE, in consideration of the premises and the mutual understandings of the parties, IT IS AGREED, as follows:

         1. Section 1 of the Indemnification Agreement shall be deleted in its entirety and replaced as follows:

                          1. INDEMNITY OF DIRECTOR. Corporation hereby agrees to indemnify and hold harmless Director from loss or liability, including any and all fees and expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by Director or his or her spouse in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (including specifically an action by or in the right of the Corporation) to which Director is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that Director is, was or at any time becomes a director, officer, employee or agent of Corporation, or is or was serving or at any time serves at the request of Corporation as a director, officer, employee, trustee, or agent of another corporation, partnership, joint venture, trust or other enterprise, to the maximum extent now authorized or permitted by the provisions of the Regulations and

                 Ohio Statute, or by any subsequent amendment(s) thereto or other Regulations or statutory provisions authorizing or permitting such indemnification which are adopted after the date hereof by the shareholders of the Corporation or the State of Ohio, respectively. It is the intent of this Agreement that the Director shall be fully and completely indemnified by either the Corporation or the D&O Insurance (or a combination thereof) to the absolute maximum permitted by law and except to the extent absolutely prohibited by law on the grounds of illegality as finally determined by a court of competent jurisdiction after all presumptions are made in favor of the Director and from which no appeal is or can be taken by Director.

         2. Section 3 of the Indemnification Agreement shall be deleted in its entirety and replaced as follows:

                          3. ADDITIONAL INDEMNITY. "Loss to or liability of Director" as used in this Agreement shall include any and all fees and expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by Director or his or her spouse in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (including specifically an action by or in the right of the Corporation) to which Director is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that Director is, was or at any time becomes a director, officer, employee or agent of Corporation, or is or was serving or at any time serves at the request of Corporation as a director, officer, employee, trustee, or agent of another corporation, partnership, joint venture, trust or other enterprise.

         3. EFFECTIVE DATE. The effective date of this Second Amendment shall be ______________ __, 1994.

                 IN WITNESS WHEREOF, the parties have executed this Second Amendment to the Indemnification Agreement on the date and at the place first above written.


ATTEST:                                    PIONEER-STANDARD ELECTRONICS, INC.

_______________________________            By:______________________________


ATTEST:

________________________________              ______________________________

431/15154FVA.418





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